                                                                     EXHIBIT 3.5

                          AMENDED AND RESTATED BYLAWS
                                      OF
                             METRIS COMPANIES INC.


                                   ARTICLE I
                                    OFFICES
                                    -------

     The corporation may have such offices and places of business, within or without the State of Delaware, at such locations as the Board of Directors may from time to time designate, or the business of the corporation may require.


                                  ARTICLE II
                                 STOCKHOLDERS
                                 ------------

     Section 1.  Annual Meeting.  (a) The corporation shall hold regular annual
                 --------------
meetings of the corporation's stockholders for the election of directors. The time and place of any such meetings shall be determined by the Board of Directors and communicated to the stockholders according to the requirements set forth herein. Subject to paragraph (b) of this Section 1, which paragraph (b) shall be deemed valid on and after June 1, 1998 and before such date deemed null and void, any other proper business may be conducted at an annual meeting.

     (b) Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the corporation (x) not less than 50 days nor more than 75 days prior to the meeting or (y) if less than 60 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation's records, of the stockholder proposing such business, (3) the class and number of shares of stock of the corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended) and (4) any material interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

     Section 2.  Place of Meeting.  All meetings of the stockholders shall be
                 ----------------
held at the offices of the corporation or such other place as may be designated by the Board of Directors.

     Section 3.  Special Meetings.  Special meetings of the stockholders may be
                 ----------------
called for any purpose or purposes at any time by the President, a majority of the entire Board of Directors or by a committee of the Board of Directors specifically authorized to call such meetings. The business transacted at a special meeting of stockholders shall be limited to the purpose or purposes for which such meeting is called, except as otherwise determined by the Board of Directors or the chairman of the meeting.

     Section 4.  Consent of Stockholders in Lieu of Meeting.  Except as
                 ------------------------------------------
otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of at least 80% of the shares of outstanding stock entitled to vote thereon, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 5.  Voting by Ballot.  Unless otherwise provided by law, voting on
                 ----------------
any question or in any election may be by voice unless the presiding officer shall order, or any stockholder shall demand, that voting be by secret ballot.

     Section 6.  Notice of Meeting.  Written or printed notice stating the
                 -----------------
place, date, hour and purpose or purposes of any meeting of the stockholders shall be sent or given to each stockholder entitled to vote at such meeting. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Notice may be waived before, during or after any meeting by any stockholder. The waiver may be oral, written or by attendance at the meeting; provided, however, that attendance at a meeting will not constitute a waiver of notice if the stockholder attends the meeting for the purpose of objecting to the meeting itself or, at the meeting, objects to the consideration of a particular item prior to the voting thereon.

     Section 7.  Quorum.  Except as otherwise provided by law or the Certificate
                 ------
of Incorporation, (a) prior to June 1, 1998 the holders of not less than a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business; and (b) on or after June 1, 1998 the holders of not less than one-third of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in the event of an election contest subject to Rule 14a-11 under the Securities Exchange Act of 1934, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum unless otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice except as provided in Section 11 of this Article.

     Section 8.  Record Date.  For the purpose of determining stockholders
                 -----------
entitled to notice of, or to vote at, any meeting of the stockholders, or any adjournment thereof, the Board of Directors may fix in advance a date, such date being not less than 10 days nor more than 60 days immediately preceding the date on which the particular action requiring such determination of stockholders is to be taken. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing such date is adopted and which record date shall not be more than sixty days preceding the action to be taken. Notwithstanding the foregoing, the Board of Directors shall set record dates in such manner as to ensure that the Company shall make such notices to the market of such record dates as may be required by applicable law. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record is fixed as aforesaid.

     Section 9.  Voting of Shares.  Except as otherwise provided by the
                 ----------------
Certificates of Designation of the Series B Perpetual Preferred Stock and the Series C Perpetual Convertible Preferred Stock, each stockholder of record or the stockholder's legal proxy shall be entitled to one vote for each voting share standing in the stockholder's name as reflected on the stock transfer books of the corporation as of the record date. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting may decide any question properly before the meeting, and shall be the act of the stockholders unless the vote of a greater number of shares is required by law, the Certificate of Incorporation or these Bylaws.

     Section 10. Proxies.  At all meetings of stockholders, a stockholder may
                 -------
vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney-in-fact. Such proxy shall be filed with an officer of the corporation or with the duly authorized transfer agent of the corporation at or before the time of the meeting. A proxy shall be valid for the period specified in the proxy or, if no expiration date is provided in the proxy, for a period not to exceed three years from the date of its execution. A proxy's authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast and the authority exercised, written notice of such death or incapacity is given to the corporation.

     Section 11. Adjournment.  If any meeting of the stockholders be adjourned
                 -----------
to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting, at the time of its adjournment.

                                  ARTICLE III
                              BOARD OF DIRECTORS
                              ------------------

     Section 1.  Board of Directors.  The business and affairs of the
                 ------------------
corporation shall be managed by, or under the direction of, its Board of Directors. The members of the Board of Directors need not be stockholders. Directors shall possess all qualifications required of them pursuant to the Certificate of Incorporation.

     Section 2.  Number and Tenure.  (a) The number of directors of the
                 -----------------
corporation shall be as determined from time to time by resolution of the Board of Directors, subject to the provisions of the Certificate of Incorporation. Each director elected by the stockholders, and each director elected to fill a vacancy or newly created directorship, shall serve until the next regular stockholder meeting and until his or her successor is elected and qualified. Upon the occurrence of the Threshold Time (as defined in Article VII, Section 1 of the Certificate of Incorporation), the directors of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, designated Classes I, II and III, which shall be nearly as equal as possible. Class I shall consist of __ directors, Class II shall consist of __ directors and Class III shall consist of __ directors. The membership of each class shall be determined by the Board of Directors. Directors of Class I shall serve for a term which expires at the first annual meeting of stockholders to be held after the Threshold Time. Directors of Class II shall serve for a term which expires at the second annual meeting of stockholders to be held after the Threshold Time. Directors of Class III shall serve for a term which expires at the third annual meeting of stockholders to be held after the Threshold Time. At each succeeding annual meeting of stockholders following such initial classification, the respective successors of each class shall be elected for three year terms. Notwithstanding the foregoing, a director's term shall expire on his or her death, resignation, removal or disqualification.

     (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph
(b). Any nomination by a stockholder must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the corporation (i) not less than 50 days nor more than 75 days prior to the meeting or (ii) if less than 60 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed, or if earlier, the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the corporation which are beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended) and (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice (1) the name and address, as they appear on the corporation's records, of such stockholder and (2) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder (determined as provided in clause (x) (3) above). At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting at which a stockholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

     Section 3.  Vacancies.  (a)  Except as provided in paragraph (b) below, any
                 ---------
vacancy occurring on the Board of Directors by reason of death, resignation, removal or disqualification may be filled by the unanimous vote of the remaining directors, even though less than a quorum, at any regular or special meeting. Except as provided in paragraph (b) below, vacancies on the Board resulting from newly created directorships may be filled only by the unanimous vote of the directors serving at the time of the increase.

     (b) In the event a vacancy occurs on the Board of Directors by reason of death, resignation, removal or disqualification of a director elected by or appointed upon the recommendation of the holders of the Series C Perpetual Convertible Preferred Stock (a "Series C director"), the remaining Series C directors, if any, shall elect a new director to fill such vacancy. If no other Series C Directors are serving at the time of the death, resignation, removal or disqualification of a Series C Director, the holders of the Series C Perpetual Convertible Preferred Stock shall elect a new director to fill such vacancy. If one or more new directorships are created in connection with the issuance of the Series C Perpetual Convertible Preferred Stock, each such new director shall be appointed by the unanimous vote of the directors then in office upon the recommendation of the holders of a majority of the Series C Perpetual Convertible Stock.

     Section 4.  Resignations.  Any director may resign at any time by giving
                 ------------
written notice to the chairman of the Board, if any, or to the president or secretary, if any, of the corporation. Unless a later date is specified in the notice as the effective date of resignation, resignation shall take effect on the date of receipt of the written notice by the corporation. Unless otherwise specified in such notice, acceptance of the resignation shall not be necessary to make it effective.

     Section 5.  Regular and Annual Meetings.  The Board of Directors may hold
                 ---------------------------
regular meetings on an annual or other periodic basis. Except as may otherwise be provided in a resolution of the Board of Directors, or in any notice of such meeting if the Board of Directors has failed to act on the issue, the annual meeting of the Board shall be held immediately following the annual meeting of the stockholders, and regularly scheduled meetings may be held without notice at such time and place as may be provided by resolution of the Board of Directors. Notwithstanding the foregoing, the failure of the corporation to hold an annual or other regularly scheduled meeting shall not affect the status of the directors or officers, or the status of the corporation to continue as an operating entity, unless the Board of Directors provides otherwise by resolution.

     Section 6.  Special Meetings.   Special meetings of the Board of Directors
                 -----------------
may be called by the president of the corporation, the chairman of the Board of Directors, if the Board has elected one of its members to act as its chairman, or by resolution of the Board of Directors.

     Section 7.  Notice of Special Meetings.  The secretary, or in his or her
                 --------------------------
absence any other officer of the corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by telephone, electronic or facsimile transmission or personal service given at least 24 hours before the meeting. A director may waive notice of any meeting before, during or after the meeting, and the waiver may be written, oral or by attendance. The attendance of a director at any meeting and participation therein shall constitute a waiver of notice of such meeting unless a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and such director does not thereafter participate in the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting. No notice need be provided of any meeting which is adjourned and later reconvened other than by announcement at the meeting at which adjournment is taken.

     Section 8.  Place of Meetings; Meetings by Telephone.  Meetings of the
                 ----------------------------------------
Board shall be at the principal office of the corporation or at such other place as the directors may from time to time determine. A meeting of the Board may be held by any means of communication through which all person participating in the meeting may simultaneously hear and converse with each other during the meeting, including by means of conference telephone or similar communications equipment. Participation in a meeting by any such means constitutes presence in person at the meeting.

     Section 9.  Quorum.  At all meetings of the Board, a majority of the
                 ------
directors shall constitute a quorum for the transaction of business; provided, however, that if less than all of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without notice other than an announcement at the meeting at which the adjournment is taken.

     Section 10. Act of Board.  The act of the majority of the directors
                 ------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the Bylaws, by the Certificate of Incorporation or by law.

     Section 11. Absent Director.  A director may give advance written consent
                 ---------------
or opposition to a proposal to be acted on at a Board meeting. If a director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 12.  Action without Meeting.  Except as otherwise provided by law
                  ----------------------
or by the Certificate of Incorporation, any action which is required or may be taken at a meeting of the Board of Directors or any committee of the Board may be taken without a meeting if a consent in writing (including a telecopied transmission), setting forth the action so taken, is signed by a majority of all the directors or members of the committee entitled to vote with respect to the subject matter thereof, except as to matters that require stockholder approval, in which case a consent in writing shall be signed by all of the directors.
Such written action shall be effective on the date when signed by the required number of directors or committee members, or such other effective date as set forth therein. When written action is taken by less than all of the directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice, however, shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

     Section 13.  Committees.  The Board of Directors may, by the affirmative
                  ----------
vote of a majority of the number of directors, designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, shall have and exercise the authority of the Board in the management of the business of the corporation, subject to the provisions of the Certificate of Incorporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

     The Board of Directors may, by the affirmative vote of a majority of the number of directors, also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees shall have such powers and duties as shall from time to time be prescribed by the Board. Such other committees shall be subject at all times to the control and direction of the Board.

     A majority of the members of any committee constitutes a quorum for the transaction of business. All committees shall keep accurate minutes of their meetings, which minutes shall be made available upon request to members of that committee and to any director.

     Section 14.  Chairman of the Board.  The directors may elect one of their
                  ---------------------
members to serve as the chairman of the Board of Directors. The chairman shall be subject to the control of, and may be removed by, the Board of Directors. He or she shall perform such duties as may from time to time be assigned by the Board.

     Section 15.  Reliance upon Records.  Every director, and every member of
                  ---------------------
any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation's capital stock might properly be purchased or redeemed.

     Section 16.  Interested Directors.  A director who is directly or
                  --------------------
indirectly a party to a contract or transaction with the corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Sections 141(h) and 144 of the General Corporation Law of the State of Delaware.

     Section 17.  Compensation.  Unless otherwise restricted by the Certificate
                  ------------
of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 18.  Presumption of Assent.  For purposes of any liability as a
                  ---------------------
director, a director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting; or (b) he or she votes against the action at the meeting.


                                  ARTICLE IV
                                   OFFICERS
                                   --------

     Section 1.  Election of Officers.  The Board of Directors shall, from time
                 --------------------
to time, elect one or more persons to exercise the functions of the offices of president, secretary and chief financial officer. The Board of Directors may, but shall not be required to, elect a treasurer, controller, secretary and one or more vice presidents, as it deems necessary or advisable. In addition, the Board of Directors may elect such other officers and agents as it deems necessary or advisable, including assistant secretaries and assistant treasurers. Such officers shall exercise such powers and perform such duties as are prescribed by these Bylaws or as may be otherwise determined from time to time by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person.

     Section 2.  President.  The President shall be the chief executive officer
                 ---------
of the corporation. He shall direct, coordinate and control the corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. The President shall also be the chief operating officer of the corporation. The president shall (a) have general active management of the business of the corporation; (b) when present, preside at all meetings of the Board and of the stockholders, unless such duties shall have been assigned to a Chairman of the Board of Directors; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws or by the Board to some other officer or agent of the corporation; (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the stockholders; and (f) perform other duties prescribed by the Board.

     Section 3.  Chief Financial Officer.  The chief financial officer shall (a)
                 -----------------------
keep accurate financial records for the corporation; (b) deposit all money, drafts and checks in the name and to the credit of the corporation in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) render to the president and the Board, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and (f) perform other duties prescribed by the Board or by the president.

     Section 4.  Secretary.  The secretary shall attend all sessions of the
                 ---------
Board of Directors and all meetings of the stockholders, and record all votes and minutes of all proceedings in a book kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors when notice is required, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer. The secretary shall keep in safe custody the seal, if any, of the corporation, and shall affix the same to any instrument requiring it.

     Section 5.  Terms of Office.  The officers of the corporation shall hold
                 ---------------
office for such terms as shall be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead.

     Section 6.  Compensation.  The compensation of all executive officers of
                 ------------
the corporation shall be determined by the Board of Directors.

     Section 7.  Resignations.  An officer may resign at any time by giving
                 ------------
written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

     Section 8.  Removals.  An officer may be removed at any time, with or
                 --------
without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal is without prejudice to any contractual rights of the officer.

     Section 9.  Vacancies.  If the office of any officer or agent becomes
                 ---------
vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, may, and in the case of a vacancy in the office of chief executive officer or chief financial officer shall, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

     Section 10. Contract Rights.  The election or appointment of a person as
                 ----------------
an officer or agent of the corporation does not, of itself, create contract rights.

                                   ARTICLE V
                                INDEMNIFICATION
                                ---------------

     Section 1.  Definitions.  For purposes of this Article V: (a) "corporation"
                 -----------
shall be deemed to mean the corporation and shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another legal entity shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) a "legal entity" is a corporation, partnership, joint venture, trust or other enterprise; (c) a "proceeding" is any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action or suit by or in the right of the corporation to procure a judgment in its favor, and any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding; and (d) a "qualified position" with respect to any legal entity is a position as a director or an officer of such legal entity or a position held by a director, officer or employee of such legal entity which does or might constitute him a fiduciary with respect to any employee benefit plan for the employees of such legal entity under any federal or state law regulating employee benefit plans.

     Section 2.  Mandatory Indemnification.  The corporation shall indemnify
                 -------------------------
each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in a qualified position with respect to the corporation or is serving in a similar capacity with respect to any other legal entity at the request of the corporation, against all expenses (including attorneys' fees and costs of investigation and litigation), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such proceeding to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "Delaware Law", which term shall be deemed to include the General Corporation Law of the State of Delaware or any successor statute or section thereof, as now written or hereafter amended). The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person acted in such a manner as to make him ineligible for indemnification. The right of a person to be indemnified hereunder shall be a contract right and shall include the right to be paid by the corporation all expenses incurred in defending any such proceeding in advance of its final disposition upon compliance with the provisions of Delaware Law then in effect concerning advancement of expenses.

     Section 3.  Permissive Indemnification.  In addition to the indemnification
                 --------------------------
provided for in Section 2, the corporation shall have the power to indemnify or contract in advance to indemnify, to a lesser or the same extent that indemnification is required under Section 2, any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in any capacity with respect to the corporation or with respect to any other legal entity at the request of the corporation.

     Section 4.  Determination that Indemnification is Proper.  Any
                 --------------------------------------------
indemnification under this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that such indemnification is permitted under Delaware Law, or, in the case of indemnification under Section 3, is proper because the requirements specified by the corporation with respect to such indemnification have been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who neither are nor were parties to the proceeding, (b) if such a quorum is not obtainable or, even though obtainable, a majority of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders. In making a determination the directors may rely, as to all questions of law, on the advice of independent legal counsel.

     Section 5.  Claims for Indemnification or Advances.  If a claim for
                 --------------------------------------
indemnification or advancement of expenses hereunder is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the corporation.

     Section 6.  Miscellaneous.  Every reference in this Article V to persons
                 -------------
who are entitled to indemnification and advancement of expenses shall include all persons who formerly occupied any of the positions hereinabove set forth in this Article V, to the extent they would have been entitled to indemnification and advancement of expenses under the provisions of this Article V if they still held such positions and their respective heirs, executors and administrators. Indemnification or advancement of expenses provided pursuant to the foregoing provisions of this Article V shall not be exclusive of any other rights of indemnification or advancement of expenses to which any person may be entitled. Such rights include, but are not limited to, any and all rights under insurance policies that may be purchased and maintained by the corporation or others, whether or not the corporation would have the power to indemnify such person in the particular instance under the provisions of this Article V, but no person shall be entitled to indemnification by the corporation to the extent he is indemnified by any other party, including an insurer.

     Section 7.  Insurance.  The corporation may purchase and maintain insurance
                 ---------
on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

                                  ARTICLE VI
                                    SHARES
                                    ------

     Section 1.  Certificates.  The interest of each stockholder of the
                 ------------
corporation shall be evidenced by certificates for shares of capital stock in such form or forms as the appropriate officers of the corporation may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated. If certificated, each stockholder shall be entitled to a certificate representing his shares of capital stock, signed by the president or a vice president, and by the secretary or an assistant secretary, if one has been elected or appointed, and otherwise by the chief financial officer; provided, however, that where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the corporation, that it is organized under the laws of the State of Delaware, the name of the person to whom the shares are issued, the number and class of shares, and the designation of the series, if any, that the certificate represents. The name of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.

     Section 2.  Transfer of Shares.  The shares of stock of the corporation
                 ------------------
shall be transferable upon its books only by the persons named in the certificates or by their attorneys-in-fact or legal representatives duly authorized in writing, and upon surrender to the corporation of the old stock certificates, properly endorsed, to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be canceled. New certificates for the shares shall thereupon be issued to the person entitled to such new certificates. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 3.  Lost Certificate.  Any stockholder claiming that a certificate
                 ----------------
for shares has been lost, destroyed or wrongfully taken shall make an affidavit or affirmation of that fact and, if the Board of Directors so requires, shall:
(a) advertise such fact in such manner as the Board of Directors may require;
(b) give to the corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the Board of Directors may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the corporation, if any, and with or without such sureties as the Board of Directors with the approval of the transfer agent and registrar, if any, may prescribe; and (c) satisfy such other requirements as may be imposed by the Board.

     If notice by the stockholder of the loss, destruction or wrongful taking of a certificate is received by the corporation before the corporation has received notice that the shares represented by such certificate have been acquired by a bona fide purchaser, and if the foregoing requirements imposed by the Board are satisfied, then the Board of Directors shall authorize the issuance of a new certificate for shares of the same class and series and for the same number of shares as the one alleged to have been lost or destroyed.

     Section 4.  Dividends.  The Board of Directors may declare and pay
                 ---------
dividends to the extent permitted by statute and the Certificate of Incorporation.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

     Section 1.  Books of Account.  The corporation shall keep such books of
                 ----------------
account as are required by statute or the Certificate of Incorporation.

     Section 2.  Corporate Seal.  If so directed by the Board of Directors, the
                 --------------
corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

     Section 3.  Fiscal Year.  The fiscal year of the corporation shall be as
                 -----------
determined by resolution of the Board of Directors.

     Section 4.  Amendment of Bylaws.  The power to adopt, amend or repeal the
                 -------------------
Bylaws is vested in the Board. The power of the Board is subject, however, to the power of the stockholders to amend or repeal Bylaws adopted, amended or repealed by the Board.

     Section 5.  Stock of other Corporations or other Interests. Unless
                 ----------------------------------------------
otherwise ordered by the Board of Directors, the chief executive officer, the secretary, if any, and such other attorneys or agents of the corporation as may from time to time be authorized by the Board of Directors or the president, shall have full power and authority on behalf of the corporation to attend, and to act and vote in person or by proxy at, any meeting of the holders of securities of any corporation or other entity in which the corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the corporation, as the owner or holder thereof, might have possessed and exercised if present. The president, the secretary, if any, or such attorneys or agents, may also execute and deliver, on behalf of the corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the corporation.